EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

Ed Quinn
+1 (847) 455-7111
Email: Inquiries@amcastle.com

FOR IMMEDIATE RELEASE
MONDAY NOVEMBER 16, 2020

 A. M. CASTLE & CO. REPORTS THIRD QUARTER RESULTS, ANNOUNCES AGREEMENT IN PRINCIPLE FOR NEW TERM LOAN FACILITY AND EXTENSION OF AND EXPANDED CAPITAL ACCESS UNDER EXISTING ABL CREDIT FACILITY
Generated cash flow from operations of $3.9 million in the quarter and aggressively reduced costs in face of challenging end-markets
OAK BROOK, IL, November 16, 2020 - A. M. Castle & Co. (OTCQX: CTAM) (the "Company" or "Castle"), a global distributor of specialty metal and supply chain solutions, today reported its third quarter 2020 financial results. The Company also announced today that it has reached an agreement in principle with certain of its stockholders to provide a new $8.0 million term loan, subordinated only to the “A” tranche of the Company’s existing revolving credit facility. Additionally, as part of this agreement in principle, the Company and its first lien lender, PNC Bank, National Association ("PNC"), agreed to extend the maturity of the Company’s existing revolving credit facility to February 28, 2023, and to amend certain aspects of the facility to provide expanded access to approximately $3.8 million of capital generated by the Company’s recent cash flow improvements. The agreement in principle is subject to customary conditions to closing, including execution of acceptable documentation and final approval, which the Company expects to complete within the next 30 days.
Third Quarter 2020 Financial Results Summary:
•Generated net sales of $79.5 million, a 6.1% decrease compared to $84.7 million in the previous quarter and a 41.6% decrease compared to $136.1 million in the third quarter of 2019.
•Reported an operating loss of $10.6 million, an increase in operating loss of $6.1 million compared to $4.5 million in the previous quarter and an increase in operating loss of $6.8 million compared to the same quarter last year.
•Reported a net loss of $14.7 million, which included $5.1 million of interest expense, of which $4.1 million was non-cash, compared to a net loss of $12.2 million in the third quarter of 2019, which included $10.2 million of interest expense, of which $8.4 million was non-cash. Included in the reported net loss in the third quarter of 2020 was a foreign currency gain on intercompany loan of $0.2 million, compared to a foreign currency loss on intercompany loan of $0.5 million in the third quarter of 2019.
•Reported adjusted net loss of $8.0 million, compared to an adjusted net loss of $3.2 million in the third quarter of the prior year.
•Reported EBITDA of negative $8.3 million and adjusted EBITDA of negative $4.6 million in the third quarter of 2020, compared to EBITDA of negative $1.0 million and adjusted EBITDA of $1.4 million in the third quarter of 2019.
•Cash flow provided by operations was $19.8 million during the first nine months of 2020, compared to cash flow provided by operations of $4.6 million during the first nine months of 2019.
•Maintained gross material margin of 26.3% compared to 28.1% in the second quarter of 2020 and 25.3% in the third quarter of the prior year, which excluded a non-cash inventory charge of $1.3 million.
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President and CEO, Marec Edgar commented, “From an operational perspective, we believe the third quarter was the bottom of the pandemic impacts in our volume and revenue performance. In fact, in both our industrial and aerospace end-markets we have begun to see recovery in billings and, more promisingly, in forward bookings for the coming months. That said, these improvements remain cautious and measured and we expect that returning to pre-pandemic levels will be a long, slow process. Since the pandemic began, we have responded to the rapid downturn by pulling together and implementing difficult but necessary productivity improvements and expense reductions, which have lowered our cash operating expenses by 22.7% compared to the third quarter of last year. We implemented additional aggressive steps late in the third quarter to further reduce our operating costs due to the more prolonged recovery trajectory we now anticipate. While these additional projected savings will not be fully realized until later in the fourth quarter, we believe that they have positioned Castle to be a stronger, more efficient company as our industry recovers from the impacts of the pandemic.”
Mr. Edgar continued, “To that end, we appreciate the significant expression of support from our shareholders and PNC evidenced by this new term loan and the extension and expansion of our existing revolving credit facility. Access to this additional capital will enable us to more quickly rebound from the pandemic by providing us the opportunity to make additional investments in inventory, our facilities, and our people, all of which will ultimately enhance our ability to serve our customers.”
Executive Vice President of Finance and Administration Pat Anderson commented, “We are pleased to have generated cash flow from operations of $3.9 million during the quarter through disciplined expense and working capital management despite the continued disruption to the market and the substantial challenges that continue to impact our order and inventory lead times. We reacted timely and decisively to adjust our working capital and operating expenses to align our business with the unfavorable economic conditions caused by the COVID-19 pandemic, and have implemented additional steps to further rationalize our cost structure, resulting in the recognition of $0.7 million in severance costs during the quarter. Our aggressive reaction to the market downturn has resulted in our adjusted EBITDA being approximately break-even year-to-date, excluding foreign exchange impacts.”
Mr. Anderson added, “Throughout this year we have made strategic decisions to reduce operating expenses. We expect these cost reductions, which we estimate to be at least $15 million on an annualized basis, to generate increased profitability leverage as markets recover. Additionally, we have continued to use our operating cash generation to reduce our working capital debt, both in the third quarter and after, which remains one of our primary goals following the significant long-term debt reduction we achieved through our exchange offer earlier this year. We believe coupling this enhanced profitability leverage and improved balance sheet will position us well to take advantage of the eventual recovery in our end markets.”
Mr. Edgar concluded, “Though there are some signs of stabilization in our end markets, we expect revenue and volume to remain suppressed compared to historical levels in the near to medium-term as the ultimate duration and severity of the dislocation caused by COVID-19, and the timing and scope of any economic recovery thereafter, remains uncertain. Although the outlook remains challenging and volatile, we believe we are positioned to maintain positive operational performance by executing our business strategy focused on highly accretive sales, particularly those including our expanding value-added service offerings, and maintaining liquidity through expense control and enhanced execution in the management of our working capital. We remain confident that this strategy will allow us to not only survive the challenge presented by this pandemic, but thrive once we emerge from it.”
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, and construction equipment sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 19 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTCQX® Best Market under the ticker symbol "CTAM".
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Non-GAAP Financial Measures
This release and the financial information included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Investors should recognize that these non-GAAP financial measures might not be comparative to similarly titled measures of other companies. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information, and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analysis of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.
In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as loss before provision for income taxes plus depreciation and amortization, and interest expense, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. EBITDA, adjusted non-GAAP net loss and adjusted EBITDA are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Management uses EBITDA, adjusted non-GAAP net loss and adjusted EBITDA to evaluate the performance of the business.
Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements reflect our expectations, estimates or projections concerning our possible or assumed future results of operations, including, but not limited to, descriptions of our business strategy, and the benefits we expect to achieve from our working capital management initiative. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, the impact of our substantial level of indebtedness, the impact of the novel Coronavirus (COVID-19) pandemic on our financial results and business, as well as those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, Part II Item 1A of our quarterly report on Form 10-Q for the quarter ended March 31, 2020, Part II Item 1A of quarterly report on Form 10-Q for the quarter ended June 30, 2020, and Part II Item 1A of quarterly report on Form 10-Q for the quarter ended September 30, 2020, which will be subsequently filed with the Securities and Exchange Commission. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.
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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Nine Months Ended
(Dollars in thousands, except per share data)	September 30,		September 30,
Unaudited	2020	2019	2020	2019
Net sales	$79,535	$136,113	$290,857	$433,570
Costs and expenses:
Cost of materials (exclusive of depreciation)	58,610	103,019	211,806	323,918
Warehouse, processing and delivery expense	13,394	18,759	45,584	59,577
Sales, general and administrative expense	13,515	16,048	41,815	49,027
Depreciation expense	1,921	2,055	6,035	6,306
Impairment of goodwill	2,676	—	2,676	—
Total costs and expenses	90,116	139,881	307,916	438,828
Operating loss	(10,581)	(3,768)	(17,059)	(5,258)
Interest expense, net	5,077	10,204	20,146	29,503
Unrealized gain on embedded debt conversion option	—	—	(2,010)	—
Other (income) expense, net	(342)	(697)	(2,194)	(4,779)
Loss before income taxes	(15,316)	(13,275)	(33,001)	(29,982)
Income tax benefit	(572)	(1,079)	(3,163)	(1,479)
Net loss	$(14,744)	$(12,196)	$(29,838)	$(28,503)

Reconciliation of Reported Net Loss to EBITDA and Adjusted EBITDA:
	Three Months Ended		Nine Months Ended
(Dollars in thousands)	September 30,		September 30,
Unaudited	2020	2019	2020	2019
Net loss, as reported	$(14,744)	$(12,196)	$(29,838)	$(28,503)
Depreciation expense	1,921	2,055	6,035	6,306
Interest expense, net	5,077	10,204	20,146	29,503
Income tax benefit	(572)	(1,079)	(3,163)	(1,479)
EBITDA	(8,318)	(1,016)	(6,820)	5,827
Non-GAAP adjustments (a)	3,690	2,367	4,923	2,626
Adjusted EBITDA	$(4,628)	$1,351	$(1,897)	$8,453

(a) Refer to "Reconciliation of Reported Net Loss to Adjusted Non-GAAP Net Loss" table for additional details on these amounts.

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Reconciliation of Reported Net Loss to Adjusted Non-GAAP Net Loss:
	Three Months Ended		Nine Months Ended
(Dollars in thousands)	September 30,		September 30,
Unaudited	2020	2019	2020	2019
Net loss, as reported	$(14,744)	$(12,196)	$(29,838)	$(28,503)
Non-GAAP adjustments:
Noncash compensation expense	199	524	778	1,715
Foreign exchange (gain) loss on intercompany loan	(215)	506	692	(426)
Noncash impairment of goodwill(a)	2,676	—	2,676	—
Noncash write-off on inventory(b)	—	1,277	—	1,277
Noncash loss on disposal of equipment(b)	—	60	—	60
Unrealized gain on embedded debt conversion option	—	—	(2,010)	—
Common stock registration fees	294	—	294	—
Employee severance charges	736	—	1,117	—
Debt restructuring expenses	—	—	1,376	—
Non-GAAP adjustments to arrive at Adjusted EBITDA	3,690	2,367	4,923	2,626
Non-cash interest expense(c)	3,054	7,139	13,484	20,321
Total non-GAAP adjustments	6,744	9,506	18,407	22,947
Tax effect of adjustments	—	(468)	—	(468)
Adjusted non-GAAP net loss	$(8,000)	$(3,158)	$(11,431)	$(6,024)

(a) Due to the ongoing unfavorable impacts of the COVID-19 pandemic, which represented a triggering event in the third quarter of 2020, the Company performed an assessment of its goodwill as of September 30, 2020. As a result of the goodwill impairment assessment, the Company recorded a non-cash impairment charge of $2.7 million during the third quarter of fiscal 2020.

(b) Amounts relates to the nonrecurring noncash disposal of equipment and nonrecurring noncash write-down of inventory in conjunction with the Company's decision to exit a portion of its carbon flat-roll business in one of its Mexican operations.
(c) Non-cash interest expense for the three months ended September 30, 2020 and September 30, 2019 includes interest paid in kind of $2,112 and $4,022, respectively, and amortization of debt discount of $942 and $2,829, respectively. Non-cash interest expense for the nine months ended September 30, 2020 and September 30, 2019 includes interest paid in kind of $8,277 and $11,810, respectively, and amortization of debt discount of $5,207 and $8,511, respectively.

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value data)	As of
Unaudited	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$24,230	$6,433
Accounts receivable	46,768	74,697
Inventories	140,085	144,411
Prepaid expenses and other current assets	9,717	9,668
Income tax receivable	2,486	1,995
Total current assets	223,286	237,204
Goodwill and intangible assets	5,500	8,176
Prepaid pension cost	7,504	5,758
Deferred income taxes	1,497	1,534
Operating right-of-use assets	29,943	29,423
Other noncurrent assets	550	792
Property, plant and equipment:
Land	5,578	5,579
Buildings	20,928	20,950
Machinery and equipment	41,562	41,054
Property, plant and equipment, at cost	68,068	67,583
Accumulated depreciation	(24,115)	(20,144)
Property, plant and equipment, net	43,953	47,439
Total assets	$312,233	$330,326
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$40,589	$41,745
Accrued and other current liabilities	10,785	11,188
Operating lease liabilities	6,508	6,537
Income tax payable	542	573
Short-term borrowings	1,980	2,888
Current portion of finance leases	663	596
Current portion of long-term debt	2,000	—
Total current liabilities	63,067	63,527
Long-term debt, less current portion	213,253	263,523
Deferred income taxes	1,543	3,775
Finance leases, less current portion	7,893	8,208
Other noncurrent liabilities	3,621	2,894
Pension and postretirement benefit obligations	6,554	6,709
Noncurrent operating lease liabilities	23,563	22,760
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, $0.01 par value—400,000 Class A shares authorized with 74,079 shares issued and — shares outstanding at September 30, 2020, and 3,818 shares issued and 3,650 shares outstanding at December 31, 2019	741	38
Additional paid-in capital	123,958	61,461
Accumulated deficit	(118,579)	(88,741)
Accumulated other comprehensive loss	(12,927)	(13,374)
Treasury stock, at cost — 168 shares at September 30, 2020 and 168 shares at December 31, 2019	(454)	(454)
Total stockholders’ equity (deficit)	(7,261)	(41,070)
Total liabilities and stockholders’ deficit	$312,233	$330,326

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CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended
(Dollars in thousands)	September 30,
Unaudited	2020	2019
Operating activities:
Net loss	$(29,838)	$(28,503)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	6,035	6,306
Amortization of deferred financing costs and debt discount	5,207	8,511
Loss on sale of property, plant & equipment	101	210
Unrealized foreign currency loss (gain)	682	(223)
Unrealized gain on embedded debt conversion option	(2,010)	—
Noncash interest paid in kind	8,277	11,810
Noncash rent expense	290	204
Noncash compensation expense	778	1,715
Noncash impairment of goodwill	2,676	—
Deferred income taxes	(2,319)	(2,016)
Changes in assets and liabilities:
Accounts receivable	27,926	(8,356)
Inventories	4,679	10,029
Prepaid expenses and other current assets	(39)	5,873
Other noncurrent assets	911	(134)
Prepaid pension costs	(1,671)	(566)
Accounts payable	(1,460)	5,093
Income tax payable and receivable	(512)	(1,805)
Accrued and other current liabilities	(448)	(3,451)
Pension and postretirement benefit obligations and other noncurrent liabilities	572	(111)
Net cash provided by operating activities	19,837	4,586
Investing activities:
Capital expenditures	(2,426)	(3,530)
Proceeds from sale of property, plant and equipment	78	442
Net cash used in investing activities	(2,348)	(3,088)
Financing activities:
Proceeds from long-term debt including credit facilities	19,673	3,500
Repayments of long-term debt including credit facilities	(15,655)	(4,488)
Repayments of (proceeds from) short-term borrowings, net	(931)	(1,238)
Principal paid on finance leases	(243)	(454)
Payments of debt restructuring costs	(2,752)	—
Net cash provided by (used in) financing activities	92	(2,680)
Effect of exchange rate changes on cash and cash equivalents	216	13
Net change in cash and cash equivalents	17,797	(1,169)
Cash and cash equivalents—beginning of year	6,433	8,668
Cash and cash equivalents—end of period	$24,230	$7,499

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LONG-TERM DEBT
(Dollars in thousands)	As of
	September 30, 2020	December 31, 2019

Floating rate Revolving A Credit Facility due February 28, 2022	$89,246	$102,000
12.00% Revolving B Credit Facility due February 28, 2022(a)	28,216	25,788
3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due August 31, 2024(b)	97,568	—
5.00% / 7.00% Convertible Senior Secured PIK Toggle Notes due August 31, 2022(c)	3,890	193,660
1.00% Paycheck Protection Program Term Note due April 28, 2022	10,000	—
France Term Loan	7,020	—
Total principal balance of long-term debt	235,940	321,448
Less: unvested restricted 3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due August 31, 2024(d)	(109)	—
Less: unvested restricted 5.00% / 7.00% Convertible Senior Secured PIK Toggle Notes due August 31, 2022(d)	—	(323)
Less: unamortized discount	(20,389)	(57,313)
Less: unamortized debt issuance costs	(189)	(289)
Total long-term debt	215,253	263,523
Less: current portion of long-term debt	2,000	—
Total long-term portion	$213,253	$263,523

(a) Included in balance is interest paid in kind of $6,716 as of September 30, 2020 and $4,288 as of December 31, 2019.
(b) Included in balance is interest paid in kind of $2,434 as of September 30, 2020.
(c) Included in balance is interest paid in kind of $198 as of September 30, 2020 and $28,991 as of December 31, 2019.
(d) Represents the unvested portion of restricted 3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due August 31, 2024 issued to certain members of management and the unvested portion of restricted 5.00% / 7.00% Convertible Senior Secured PIK Toggle Notes due August 31, 2022 issued to certain members of management.

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